Exhibit 3.27

BYLAWS

OF

SOUTHEASTERN REFRACTORIES, INC.

OFFICES

1. The principal office shall be in the State of Florida. The corporation may also have offices at such other places as the board of directors may from time to time appoint or the business of the corporation may require.

The registered office of the corporation shall be within the State of Florida and may be, but need not be, identical with the principal office. The address of the registered office may be changed from time to time.

SHAREHOLDERS MEETINGS

2. All meetings of the shareholders may be held either within or without the State of Florida.

3. An annual meeting of shareholders shall be held on the second Tuesday of April in each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 o’clock a.m., when they shall elect a board of directors and transact such other business as may properly be brought before the meeting.

4. The holders of a majority of the shares issued and outstanding, and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the articles of incorporation or by these bylaws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person, or by proxy, shall have the power to adjourn the meeting from time to time, without notice, other than announcement at the meeting of the time and place to which the meeting is adjourned, provided that a new record date is not set for the adjourned meeting unless required by law, until the requisite amount of voting stock shall be present. At such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

5. At each meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven months prior to said meeting, unless said instrument provides for a longer period. Each shareholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. All elections shall be had and all questions decided by a majority of the shares represented at the meeting and entitled to vote on the subject matter.

6. special meetings of the shareholders, for any purpose, or purposes, unless otherwise prescribed by statute, may be called by the president, and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or upon the written demand of the holder or holders of not less than ten percent (10%) of the votes to be cast or such greater percentage as required in the Articles of Incorporation.

7. Business transacted at all special meetings shall be confined to the objects stated in the call.

8. Written notice of shareholders meetings stating the place, day and hour of the meeting shall be personally delivered or mailed (first class mail, postage prepaid) to each shareholder entitled to vote thereat at the address that appears upon the records of the corporation not less than ten nor more than sixty days prior to the meeting.

9. Whenever any notice of any meeting is required to be given to any shareholder, a waiver thereof in writing signed by the person entitled to such notice, whether before or after the time stated therein, shall be the equivalent of the giving of such notice.

10. Any action of the shareholders of this corporation may be taken without a meeting if consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the secretary of the corporation as part of the corporate records. Such consent shall have the same force and effect as a vote of the shareholders at a meeting. Within ten days after obtaining such authorization by written consent, notice of the action taken must be given to all shareholders who have not consented in writing.

DIRECTORS

11. The property and business of this corporation shall be managed by its board of directors. Directors need not be shareholders unless the Articles of Incorporation so require. Subject to the provisions of the Articles of Incorporation, the corporation shall have from time to time such number of directors as shall be elected at the annual meeting of the shareholders. Between the annual meetings of shareholders, the number of directors may be increased at a special meeting of the shareholders. Directors shall be elected at the annual meeting of the shareholders, and each director shall be elected to serve until the next annual meeting (unless staggered terms are permitted in the Articles of Incorporation) and until his successor shall be elected and shall qualify or until his earlier resignation, removal from office or death. Any director may be removed at any time with or without cause at a meeting of the shareholders called for that purpose by affirmative vote of a majority of the shares then issued and outstanding and entitled to vote; provided, however, that if the director has been elected by a voting group, only a majority vote of the voting group that so elected such director may remove him.

12. Any vacancy occurring in the board of directors, whether by an increase in the number of directors or otherwise, may be filled by affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall hold office for a term ending with the next election of directors by the shareholders.

13. The directors may hold their meetings and have one or more offices, and keep the books of the corporation, except the original or duplicate stock book, inside or outside of Florida, as they may from time to time determine. The stock book (or a duplicate thereof) shall be kept at the principal place of business of the corporation in Florida.

14. In addition to the powers and authorities by these bylaws expressly conferred upon them, the board of directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

15. A director may resign from the board by delivery of written notice to the board of directors, the chairperson, or the corporation. The resignation is effective when delivered unless a later date is specified.

MEETINGS OF THE BOARD

16. The newly elected board may meet at such place and time as shall be fixed by the vote of the shareholders or subscribers, for the purpose of organization or otherwise, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting; PROVIDED, a majority of the whole board shall be present; or they may meet at such place and time as shall be fixed by the consent in writing of all the directors.

17. Regular meetings of the board may be held without notice at such time and place as shall from time to time be determined by the board.

18. Special meetings of the board may be called by the president on two days’ notice to each director, either personally or by mail (first class, postage prepaid) or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors; special meetings of the board may be held at any time provided written waiver of notice of such meetings is secured from all of the directors either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of all objections to the time, place and manner of calling or convening the meeting, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

19. At all meetings of the board, a majority of the directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these bylaws. Directors’ meetings may be held within or without the State of Florida.

20. Action taken by the board without a meeting shall nevertheless constitute board action, with the same force and effect as though taken by unanimous vote of the directors at a meeting, if written consent setting forth the action to be taken is signed by all the directors and filed with the minutes of the proceedings of the board whether done before or after the action so taken.

21. Members of the board of directors may participate in a meeting of the board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

OFFICERS

22. The officers of the corporation shall be a president, a secretary and a treasurer. The corporation may also have one or more vice presidents, assistant secretaries, assistant treasurers, a Controller, a Chairman of the Board, a Vice Chairman of the Board, and such other officers, agents and factors as may be deemed necessary, all of whom shall be chosen by the directors or by the duly appointed President of the corporation. Any person may hold two or more offices.

23. The board of directors, at its first meeting after each annual meeting of shareholders, shall choose a president from their own number, and a secretary and a treasurer who need not be members of the board.

24. Officers and agents shall hold their offices for such terms, shall exercise such powers and shall perform such duties as shall be determined from time to time by the board or as directed by the Chairman of the Board or President from time to time not inconsistent with any action taken by the board of directors.

25. The compensation of all officers and agents of the corporation may be fixed by the board of directors or the board of directors may delegate authority to fix compensation.

26. The officers of the corporation shall hold office (at the pleasure of the board of directors) and until their successors are chosen and qualify in their stead. Any officer may be removed at any time with or without cause by the affirmative vote of a majority of the whole board of directors whenever in its judgment the best interest of the corporation will be served thereby.

THE CHAIRMAN OF THE BOARD

27. The Chairman of the Board (if one shall be chosen) shall preside at all meetings of the shareholders and the board of directors and shall perform such other duties as the board of directors may from time to time assign to him. During any periods for which the board of directors has by resolution specified that the Chairman of the Board shall be the chief executive officer of the corporation, the Chairman of the Board shall be the chief executive officer of the corporation, and subject to the direction of the board of directors, shall have general charge of the business affairs and property of the corporation, and he shall see that all orders and resolutions of the board of directors are carried into effect.

THE PRESIDENT

28. a. Subject to the direction of the board of directors (and the Chairman during any period for which the Chairman of the Board has by resolution of the board of directors been designated chief executive officer of the corporation), the president shall be the chief operating officer of the corporation and except during any periods for which the Chairman of the Board has been so designated, the President may be the chief executive officer if as designated by the board of directors. The president shall have general and active management of the business of the corporation subject to the action of the board of directors and shall see that all orders and resolutions of the board are carried into effect. If no chairman of the board has been chosen (or in his absence if one has been chosen), the president shall preside at meetings of the stockholders and directors.

b. When duly authorized by the board of directors, the president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation; shall keep in safe custody the seal of the corporation, and when authorized by the board, affix the same to any instrument requiring it, and when so affixed it shall be attested by the signature of the secretary or the treasurer, if so required.

c. Should any question arise as to the respective duties of the Secretary, Treasurer and the Controller (if any is appointed), the president is authorized to decide the question.

THE VICE PRESIDENT

29. The vice president if one is elected, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties as the board of directors shall prescribe. If more than one vice president is elected, the board of directors may designate the order of succession, if any, to the duties and powers of the president.

THE SECRETARY

30. The secretary shall attend (unless otherwise directed by the board, the Chairman of the Board or President) all sessions of the board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the shareholders and of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president under whose supervision the secretary shall be. In the absence of the secretary all duties and functions of the secretary shall be performed by the assistant secretary or such other officer as may be appointed or directed.

THE TREASURER

31. a. The treasurer shall have the custody of the corporate funds and securities and shall keep full accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the board of directors.

b. The treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the president and directors, at the regular meetings of the board, or whenever they may require it, an account of all the treasurer’s transactions as treasurer and of the financial condition of the corporation.

c. The treasurer shall give the corporation a bond if required by the board of directors, in the sum, and with one or more sureties satisfactory to the board, for the faithful performance of the duties of the treasurer’s office, and for the restoration to the corporation, in case of the treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the possession, or under the control, of the treasurer belonging to the corporation.

VACANCIES

32. If the office of any officer or agent, one or more, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the majority of the directors present at any meeting may choose a successor or successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.

DUTIES OF OFFICERS MAY BE DELEGATED

33. In case of the absence of any officers of the corporation, or for any other reason that the board may deem sufficient, the board may at any meeting delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to any director, PROVIDED a majority of the board members present at such meeting concur therein.

CERTIFICATES OF STOCK

34. This corporation may issue shares of stock without certificates. If shares are issued without certificates, then within a reasonable time after such shares are issued, the corporation shall send the shareholder a written statement containing such information as is required by law. If the corporation issues shares with certificates, then the certificates shall state the name of the corporation, that it is a Florida corporation, the name of the person to whom issued and number and class of shares and shall be signed, manually or in facsimile, by the president or a vice president and the secretary or an assistant secretary, or such other officers as designated by the board of directors, in the manner provided by law. Such certificates shall be numbered and shall be entered in the books of the corporation as they are issued and shall contain such other information as is required by law.

TRANSFERS OF STOCK

35. Transfers of stock shall be made on the books of the corporation only by the person named in the certificate or by attorney, lawfully constituted in writing, and upon surrender of the certificate therefor.

CLOSING OF TRANSFER BOOKS

36. The board of directors may close the transfer books in their discretion for a period not exceeding seventy days for the purpose of determining shareholders for any reason. If said books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting.

REGISTERED SHAREHOLDERS

37. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Florida.

LOST CERTIFICATE

38. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the board of directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued of the same tenor, and for the same number of shares as the one alleged to be lost or destroyed.

INSPECTION OF BOOKS

39. The board of directors shall determine from time to time whether, and, if allowed, when and under what condition and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

CHECKS

40. All checks or demands for money and notes of the corporation shall be signed by such officer or officers and/or other person or persons as the board of directors may from time to time designate.

FISCAL YEAR

41. The fiscal year shall begin the 1st day of March of each year.

DIVIDENDS

42. Dividends upon the capital stock of the corporation may be declared by the board of directors at any regular or special meetings.

DIRECTORS’ ANNUAL STATEMENT

43. The board of directors shall present at each annual meeting, and when called for by vote of the shareholders at any special meeting of the shareholders a full and clear statement of the business and condition of the corporation.

AMENDMENTS

44. These bylaws may be altered or amended by the affirmative vote of a majority of the board of directors at any directors’ meeting unless the shareholders in either amending or repealing by bylaws generally or a particular provision thereof, provide expressly that the board of directors may not amend or replace the bylaws or a particular section.

SEAL

45. If the corporation shall have a corporate seal, the seal shall have inscribed thereon the name and state of the corporation, the year of incorporation and the word “Seal”.